UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2019
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2019, the Board of Directors (the “Board”) of Charles River Laboratories International, Inc. (the "Registrant") increased the size of the Board from ten to eleven. Following the increase in the size of the Board, the Board filled the vacancy and appointed Ms. Virginia M. Wilson to the Board, effective immediately.

Ms. Wilson has been appointed to the Registrant's existing Audit Committee and Corporate Governance and Nominating Committee. There are no arrangements or understandings between Ms. Wilson and any other person pursuant to which she was selected as a director, and there are no transactions in which Ms. Wilson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Wilson will participate in the non-employee director compensation arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements as currently in effect, new directors initially appointed after the Annual Meeting of Shareholders will receive an initial equity award and cash retainer for board and board committee service on a pro-rata basis calculated based on the time of service. The annual equity award (before pro-rata adjustment) has a value of $243,500 and is in the form of restricted stock units issued on the first day of the month following initial election or appointment to the Board.

Ms. Wilson has more than 30 years of financial management experience overseeing the accounting, actuarial, tax, and financial planning and reporting functions at large, multinational organizations. Prior to retiring in March 2019, she was Senior Executive Vice President and Chief Financial Officer of TIAA, where she was responsible for leading the Fortune 100 company’s finance and actuarial functions, as well as overseeing its insurance company general account, corporate real estate, and sourcing. Prior to joining TIAA in 2010, Ms. Wilson served as Executive Vice President and Chief Financial Officer of Wyndham Worldwide Corporation, leading Wyndham’s finance and technology organizations following its spin-off from Cendant Corporation in 2006. Previously, she served as Cendant’s Executive Vice President and Chief Accounting Officer and also served as Senior Vice President and Corporate Controller of both MetLife, Inc. and Transamerica’s life insurance division. Ms. Wilson began her career at Deloitte, and is a Certified Public Accountant. She is a Board member of Conduent Incorporated and Trustee and Vice Chair of Catholic Charities of the Archdiocese of New York.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	October 1, 2019	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
Legal Compliance, Deputy General Counsel and Assistant Secretary

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